UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

The Newhall Land and Farming Company
(a California Limited Partnership)
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885 (Commission File Number)	95-3931727 (IRS Employer Identification No.)
23823 Valencia Blvd., Valencia, CA 91355 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 661-255-4000

Item 5. Other Events

        The Newhall Land and Farming Company issued a news release on April 2, 2003 announcing that the Company expects first quarter earnings to be approximately $0.48 to $0.52 per unit and the Newhall Ranch public hearing was closed. The press release is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits

        Exhibit 99. Press Release

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership) Registrant
		By	Newhall Management Limited Partnership, Managing General Partner
		By	Newhall Management Corporation, Managing General Partner
Date: April 2, 2003	By	/s/ DONALD L. KIMBALL Donald L. Kimball Vice President and Chief Financial Officer (Interim) Newhall Management Corporation (Principal Financial Officer)